EXHIBIT 10

$250,000,000 TERM LOAN AGREEMENT

BY AND AMONG

PEPCO HOLDINGS, INC.,
AS BORROWER,

JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT,

THE BANK OF NOVA SCOTIA,
AS DOCUMENTATION AGENT

AND

THE LENDERS PARTY HERETO

Dated as of March 28, 2013

i

ARTICLE V REPRESENTATIONS AND WARRANTIES

5.1	Existence and Standing	20
5.2	Authorization and Validity	20
5.3	No Conflict; Government Consent	21
5.4	Financial Statements	21
5.5	No Material Adverse Change	21
5.6	Taxes	21
5.7	Litigation and Contingent Obligations	21
5.8	Significant Subsidiaries	22
5.9	ERISA	22
5.10	Accuracy of Information	22
5.11	Regulation U	22
5.12	Material Agreements	22
5.13	Compliance With Laws	22
5.14	Plan Assets; Prohibited Transactions	22
5.15	Environmental Matters	22
5.16	Investment Company Act	23
5.17	Insurance	23
5.18	No Default	23
5.19	Ownership of Properties	23
5.20	OFAC	23

ARTICLE VI COVENANTS

6.1	Financial Reporting	23
6.2	Use of Proceeds	25
6.3	Notice of Default	25
6.4	Conduct of Business	25
6.5	Taxes	25
6.6	Insurance	26
6.7	Compliance with Laws	26
6.8	Maintenance of Properties	26
6.9	Inspection	26
6.10	Merger	26
6.11	Sales of Assets	26
6.12	Liens	27
6.13	Leverage Ratio	29

ARTICLE VII DEFAULTS

7.1	Representation or Warranty	29
7.2	Nonpayment	29
7.3	Certain Covenant Breaches	29
7.4	Other Breaches	29
7.5	Cross Default	29
7.6	Voluntary Bankruptcy, etc.	30
7.7	Involuntary Bankruptcy, etc.	30
7.8	Seizure of Property, etc.	30
7.9	Judgments	30
7.10	ERISA	30

7.11	Unenforceability of Loan Documents	31
7.12	Change in Control	31

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1	Acceleration	31
8.2	Amendments	31
8.3	Preservation of Rights	32

ARTICLE IX GENERAL PROVISIONS

9.1	Survival of Representations	32
9.2	Governmental Regulation	32
9.3	Headings	32
9.4	Entire Agreement	32
9.5	Several Obligations; Benefits of this Agreement	32
9.6	Expenses; Indemnification	32
9.7	Numbers of Documents	33
9.8	Disclosure	33
9.9	Severability of Provisions	33
9.10	Nonliability of the Lenders	33
9.11	Limited Disclosure	33
9.12	Nonreliance	34
9.13	USA PATRIOT ACT NOTIFICATION	34

ARTICLE X THE AGENT

10.1	Appointment; Nature of Relationship	34
10.2	Powers	35
10.3	General Immunity	35
10.4	No Responsibility for Loans Recitals etc	35
10.5	Action on Instructions of Lenders	35
10.6	Employment of Agents and Counsel	36
10.7	Reliance on Documents; Counsel	36
10.8	Agent’s Reimbursement and Indemnification	36
10.9	Notice of Default	36
10.10	Rights as a Lender	36
10.11	Lender Credit Decision	37
10.12	Successor Agent	37
10.13	Agent’s Fee	37
10.14	Delegation to Affiliates	37
10.15	Other Agents	37

ARTICLE XI SETOFF; RATABLE PAYMENTS

11.1	Setoff	38
11.2	Ratable Payments	38

ARTICLE XII BENEFIT OF AGREEMENT; PARTICIPATIONS

12.1	Successors and Assigns	38

12.2	Participations	39
12.3	Assignments	39
12.4	Dissemination of Information	40
12.5	Grant of Funding Option to SPC	40
12.6	Tax Treatment	41

ARTICLE XIII NOTICES

ARTICLE XIV COUNTERPARTS

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1	CHOICE OF LAW	42
15.2	CONSENT TO JURISDICTION	42
15.3	WAIVER OF JURY TRIAL	43

EXHIBITS

EXHIBIT A	COMPLIANCE CERTIFICATE
EXHIBIT B	FORM OF NOTE
EXHIBIT C	FORM OF ASSIGNMENT AGREEMENT

SCHEDULES

SCHEDULE 1	COMMITMENTS AND PRO RATA SHARES
SCHEDULE 2	SIGNIFICANT SUBSIDIARIES
SCHEDULE 3	LIENS
SCHEDULE 4	CONSENT

v

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT, dated as of March 28, 2013, is by and among Pepco Holdings, Inc. (“Borrower”), the Lenders (defined herein), JPMorgan Chase Bank, N.A., as administrative agent, and The Bank of Nova Scotia, as documentation agent.

W I T N E S S E T H:

WHEREAS, Borrower has requested and the Lenders have agreed to make available to Borrower, on an unsecured basis, a term loan credit facility in the principal amount of $250,000,000, upon the terms and conditions set forth herein, for the purpose of repaying Existing Debt Obligations (as defined below) and other general corporate purposes of Borrower, including the payment of any costs, fees and expenses associated with this Agreement (as defined below) on the Closing Date (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions.  As used in this Agreement:

“ACE” means Atlantic City Electric Company, an indirect, wholly owned subsidiary of Borrower.

“Administrative Questionnaire” means an administrative questionnaire, substantially in the form supplied by the Agent, completed by a Lender and furnished to the Agent in connection with this Agreement.

“Affected Lender” is defined in Section 3.7.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.  For purposes of Section 5.20, no Person shall be an “Affiliate” of Borrower solely by reason of owning less than a majority of any class of voting securities of Borrower.

“Agent” means JPMorgan Chase Bank, N.A., in its capacity as contractual representative of the Lenders as more fully defined pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as may be reduced from time to time pursuant to the terms hereof.

“Agreement” means this Term Loan Agreement as amended, restated, supplemented or otherwise modified from time to time.

“Agreement Accounting Principles” means accounting principles generally accepted in the United States as in effect from time to time, applied, with respect to Borrower, in a manner consistent with that used in preparing Borrower’s financial statements referred to in Section 5.4.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to (a) the highest of (i) the Prime Rate for such day, (ii) the sum of the Federal Funds Effective Rate for such day plus 0.5% and (iii) the sum of (A) the Eurodollar Base Rate for an Interest Period of one (1) month commencing on such day plus (B) 1.0%, in each instance as of such date of determination plus (b) the Applicable Margin.  To the extent that the provisions of Section 3.3 shall be in effect in determining the Eurodollar Base Rate pursuant to clause (a)(iii) hereof, the Alternate Base Rate shall be the greater of (1) the Prime Rate in effect for such day and (2) the Federal Funds Effective Rate in effect on such day plus 0.5%.  Any change in the Alternate Base Rate due to a change in any of the foregoing will become effective on the effective date of such change in the Federal Funds Effective Rate, Prime Rate or Eurodollar Base Rate for an Interest Period of one (1) month.

“Applicable Margin” means, with respect to Eurodollar Loans or Floating Rate Loans to Borrower at any time, 0.875% per annum.

“Approval” is defined in Section 5.3.

“Assignment Agreement” means an agreement substantially in the form of Exhibit C.

“Authorized Officer” means any of the president, chief financial officer, any senior vice president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of Borrower, acting singly.  Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate and other action on the part of Borrower and such Authorized Officer shall be conclusively presumed to have acted on behalf of Borrower.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Borrower” is defined in the preamble.

“Borrowing Notice” is defined in Section 2.10.

“Business Day” means (a) with respect to any borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Change in Control” means an event or series of events by which (a) any Person, or two or more Persons acting in concert, acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more (by number of votes) of the outstanding shares of Voting Stock of Borrower; or (b) individuals who on the Closing Date were directors of Borrower (the “Approved Directors”) shall cease for any reason to constitute a majority of the board of directors of Borrower; provided that any individual becoming a member of such board of directors subsequent to such date whose election or nomination for election by Borrower’s shareholders was approved by a majority of the Approved Directors shall be deemed to be an Approved Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person, or two or more Persons acting in concert, other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

“Change in Law” means the occurrence, after the Closing Date, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any rule, guideline or directive by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) all rules, guidelines or directives promulgated under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act after the Closing Date and (ii) all rules, guidelines or directives promulgated, issued, adopted or implemented by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to “Basel III: A global regulatory framework for more resilient banks and banking systems,” after the Closing Date shall, in the case of each of (i) and (ii) above, be deemed to be a “Change in Law”.

“Closing Date” means the date on which all conditions precedent to the execution and delivery of this Agreement by the parties have been satisfied.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans, in an aggregate amount not exceeding the amount set forth on Schedule 1, as such amount may be modified from time to time pursuant to the terms hereof.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take or pay contract, application for a letter of credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of such partnership; provided that Contingent Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation of such other Person or, if such amount is not stated or is indeterminable, the maximum reasonably anticipated liability of such Person in respect thereof.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.11.

“Default” means an event described in Article VII.

“Dollar” and “$” means lawful currency of the United States.

“DPL” means Delmarva Power & Light Company, an indirect, wholly owned subsidiary of Borrower.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Loan for the relevant Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1.0%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period having a maturity equal to such Interest Period.  If for any reason such rate is not available, then “Eurodollar Base Rate” means the rate per annum at which, as determined by Agent in accordance with its customary practices, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. (London time), two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin.

“Excluded Taxes” means, in the case of a Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Lender or Agent is incorporated or organized or (b) the jurisdiction in which such Lender’s or Agent’s principal executive office or such Lender’s applicable Lending Installation is located.

“Existing Credit Agreement” means that certain $200,000,000 Term Loan Agreement, dated as of April 24, 2012, by and among the Borrower, Agent and the Lenders thereto and the Bank of Nova Scotia, as documentation agent.

“Existing Debt Obligations” means all “Obligations” of the Borrower under the Existing Credit Agreement.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

“FERC” means the Federal Energy Regulatory Commission.

“Fitch” means Fitch Ratings, an international credit rating agency.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.13, bears interest at the Alternate Base Rate.

“FRB” means the Board of Governors of the Federal Reserve System and any successor thereto.

“Governmental Authority” means the government of the United States, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” is defined in Section 12.5.

“Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions, issued by Borrower, or any business trusts, limited liability companies, limited partnerships or similar entities (a) substantially all of the common equity, general partner or similar interest of which are owned (either directly or indirectly through one or more wholly owned Subsidiaries) at all times by Borrower or any of its Subsidiaries, (b) that have been formed for the purpose of issuing hybrid securities or deferrable interest subordinated debt and (c) substantially all the assets of which consist of (i) subordinated debt of Borrower or a Subsidiary of Borrower, and (ii) payments made from time to time on the subordinated debt.

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, bonds, debentures, acceptances or similar instruments, (e) obligations of such Person to purchase accounts, securities or other Property arising out of or in connection with the sale of the same or substantially similar accounts, securities or Property, (f) Capitalized Lease Obligations, (g) net liabilities under interest rate swap, exchange or cap agreements, obligations or other liabilities with respect to accounts or notes, (h) obligations under any Synthetic Lease which, if such Synthetic Lease were accounted for as a Capitalized Lease, would appear on a balance sheet of such Person, (i) unpaid reimbursement obligations in respect of letters of credit issued for the account of such Person and (j) Contingent Obligations in respect of Indebtedness of the types described above.

“Indemnified Parties” is defined in Section 9.6.

“Intangible Transition Property” means assets described as “bondable transition property” in the New Jersey Transition Bond Statute.

“Interest Period” means, with respect to a Eurodollar Loan, a period of one, two, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement; provided that with respect to any period during the period commencing 30 days prior to the Termination Date, Borrower may select a period of one or two weeks commencing on a Business Day selected by Borrower pursuant to this Agreement.  Such one, two, three or six month Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month.  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.  Borrower may not select an Interest Period which ends after the scheduled Termination Date.  No more than two (2) Eurodollar Loans may be in effect at any time.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors.

“Lending Installation” means, with respect to a Lender, the office, branch, subsidiary or affiliate of such Lender specified as such in its Administrative Questionnaire or otherwise selected by such Lender pursuant to Section 2.19.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, but excluding the interest of a lessor under any operating lease).

“Loans” means, with respect to a Lender, any loan made by such Lender pursuant to Article II (or any conversion or continuation thereof).

“Loan Documents” means this Agreement and the Notes.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, financial condition or results of operations of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to perform its obligations under the Loan Documents or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or Lenders against Borrower thereunder; provided that in no event shall any Permitted Borrower Asset Sale, individually or in the aggregate, be deemed to cause or result in a Material Adverse Effect.

“Material Indebtedness” is defined in Section 7.5.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any other member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Worth” means, at any time, the sum, without duplication, at such time of (a) Borrower’s stockholders’ equity plus (b) all Preferred Stock of Borrower (excluding any Preferred Stock which is mandatorily redeemable on or prior to the scheduled Termination Date).

“New Jersey Transition Bond Statute” means the New Jersey Electric Discount and Energy Corporation Act as in effect on the date hereof.

“Nonrecourse Indebtedness” means Indebtedness of Borrower or any Subsidiary of Borrower (excluding Nonrecourse Transition Bond Debt) secured by a Lien on the Property of Borrower or such Subsidiary, as the case may be, the sole recourse for the payment of which is such Property and where neither Borrower nor any of its Subsidiaries is liable for any deficiency after the application of the proceeds of such Property.

“Nonrecourse Transition Bond Debt” means obligations evidenced by Transition Bonds rated investment grade or better by S&P or Moody’s, representing a securitization of Intangible Transition Property as to which obligations neither Borrower nor any Subsidiary of Borrower (other than a Special Purpose Subsidiary) has any direct or indirect liability (whether as primary obligor, guarantor, surety, provider of collateral security, through a put option, asset repurchase agreement, capital maintenance agreement or debt subordination agreement, or through any other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any such obligation in whole or in part), except for liability to repurchase Intangible Transition Property conveyed to the securitization vehicle, on terms and conditions customary in receivables securitizations, in the event such Intangible Transition Property violates representations and warranties of scope customary in receivables securitizations.

“Non-U.S. Lender” is defined in Section 3.5(d).

“Note” means any promissory note substantially in the form of Exhibit B issued at the request of a Lender pursuant to Section 2.15.

“Obligations” means all unpaid principal of the Loans to Borrower, all accrued and unpaid interest on such Loans, all accrued and unpaid fees payable by Borrower and all expenses, reimbursements, indemnities and other obligations payable by Borrower to the Agent, any Lender or any other Indemnified Party arising under any Loan Document.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Agents” is defined in Section 10.15.

“Other Taxes” is defined in Section 3.5(b).

“Participants” is defined in Section 12.2.1.

“Payment Date” means the last Business Day of each March, June, September and December.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“PCI” means Potomac Capital Investment Corporation.

“PEPCO” means Potomac Electric Power Company, a wholly owned subsidiary of Borrower.

“Permitted ACE Liens” means the Lien of the Mortgage and Deed of Trust dated January 15, 1937 between ACE and The Bank of New York Mellon.

“Permitted Borrower Asset Sale” means the sale of (a) the centralized steam and chilled water production facility located on an approximately three-quarter acre site on the northeastern corner of the intersection of Atlantic and Ohio Avenues in Atlantic City, New Jersey and related distribution facilities; (b) the centralized steam and chilled water production facility located at 800 King Street in Wilmington, Delaware and related distribution facilities, (c) ownership interests in cross-border leveraged leases and related assets owned by PCI and its Subsidiaries and (d) the assets of Borrower permitted to be sold or otherwise disposed of pursuant to that certain consent, dated as of May 5, 2010, by and among Borrower, the lenders party to that certain amended and restated credit agreement, dated as of May 2, 2007, Citicorp USA, Inc., as syndication agent under such credit agreement, and Wells Fargo Bank, National Association (successor-by-merger to Wachovia Bank, National Association), as administrative agent under such credit agreement, which consent is attached hereto on Schedule 4.

“Permitted Borrower Liens” means (a) Liens on assets of Conectiv Energy Supply, Inc. or any other Subsidiary of Borrower (other than ACE, DPL or PEPCO or any Subsidiary thereof) which is engaged primarily in the energy trading business (a “Trading Subsidiary”) to secure obligations arising under energy trading agreements entered into in the ordinary course of business and Liens on cash collateral to secure guaranties by Borrower of the obligations of any Trading Subsidiary under such energy trading agreements, provided that the aggregate amount of all such cash collateral granted by Borrower shall not at any time exceed $25,000,000; (b) Liens on the interests of (i) Pepco Energy Services, Inc., or any other Subsidiary of Borrower (other than ACE, DPL or PEPCO or any Subsidiary thereof) which may hereafter own the stock of Conectiv Thermal Systems, Inc. (“CTS”) (such Subsidiary, the “CTS Parent”), in the capital stock of CTS, (ii) CTS in Atlantic Jersey Thermal Systems, Inc. (“AJTS”), Thermal Energy Limited Partnership I (“TELP I”) and ATS Operating Services, Inc. and (iii) AJTS in TELP I, in each case securing Indebtedness of CTS for which neither Borrower nor any of its Subsidiaries (other than CTS and its Subsidiaries and, solely with respect to the pledge of its interest in the capital stock of CTS, the CTS Parent) has any liability (contingent or otherwise); (c) Liens granted by a bankruptcy remote Subsidiary (the “SPV”) of Borrower to facilitate a structured financing in an amount not exceeding $200,000,000; and (d) Liens on the stock or assets of one or more Subsidiaries of Borrower, other than PEPCO, DPL or ACE, in favor of the SPV.

“Permitted DPL Liens” means the Lien of the Mortgage and Deed of Trust dated October 1, 1943 between DPL and The Bank of New York Mellon.

“Permitted PEPCO Liens” means (a) the Lien of the Mortgage and Deed of Trust dated July 1, 1936 from PEPCO to The Bank of New York Mellon and (b) the Lien created by the $152,000,000 sale/leaseback on November 30, 1994 of PEPCO’s control center.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code to which Borrower or any other member of the Controlled Group sponsors, maintains or contributes or has an obligation to contribute.

“Preferred Stock” means, with respect to any Person, equity interests issued by such Person that are entitled to a preference or priority over any other equity interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by Agent at its principal office in New York, New York as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs.  The parties hereto acknowledge that the rate announced publicly by Agent as its Prime Rate is an index or base rate and shall not necessarily be the lowest or best rate charged to its customers or other banks.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to any Lender, the percentage which such Lender’s Commitment constitutes of the Aggregate Commitment (and/or, to the extent the Commitments have terminated, the percentage which such Lender’s Loans constitutes of the aggregate principal amount of all Loans).  The initial Pro Rata Share of each Lender is set forth on Schedule 1.

“Public Reports” means (i) Borrower’s annual report on Form 10-K for the year ended December 31, 2012, as amended, and (ii) Borrower’s current reports on Form 8-K filed with or furnished to the SEC after December 31, 2012.

“Purchasers” is defined in Section 12.3.1.

“Reportable Event” means a reportable event, as defined in Section 4043 of ERISA, with respect to a Plan, excluding, however, such events as to which the PBGC has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.

“Required Lenders” means Lenders in the aggregate having more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, more than 50% of the aggregate unpaid principal amount of the outstanding Loans.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the FRB on Eurocurrency liabilities.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Securitization Transaction” means any sale, assignment or other transfer by Borrower or a Subsidiary thereof of accounts receivable or other payment obligations owing to Borrower or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of Borrower or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

“Significant Subsidiary” means a “significant subsidiary” (as defined in Regulation S-X of the SEC as in effect on the date of this Agreement) of Borrower; provided that each of PEPCO, DPL and ACE shall at all times be a Significant Subsidiary of Borrower.

“Single Employer Plan” means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

“SPC” is defined in Section 12.5.

“Special Purpose Subsidiary” means a direct or indirect wholly owned corporate Subsidiary of ACE, substantially all of the assets of which are Intangible Transition Property and proceeds thereof, formed solely for the purpose of holding such assets and issuing Transition Bonds and, which complies with the requirements customarily imposed on bankruptcy-remote corporations in receivables securitizations.

“Specified Information” is defined in Section 9.11.

“SPV” is defined in the definition of Permitted Borrower Liens.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, business trust, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Substantial Portion” means, at any time with respect to the Property of any Person, Property which represents more than 10% of the consolidated assets of such Person and its Subsidiaries as shown in the consolidated financial statements of such Person and its Subsidiaries as at the last day of the preceding fiscal year of such Person.

“Synthetic Lease” means (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) any other agreement pursuant to which a Person obtains the use or possession of property and which creates obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing which arise from or relate to any payment made hereunder or under any Note, but excluding Excluded Taxes and Other Taxes.

“Termination Date” means the earliest to occur of (a) March 27, 2014 and (b) such date the Obligations are accelerated pursuant to Section 8.1.

“Total Capitalization” means, at any time, the sum of the Total Indebtedness of Borrower plus the Net Worth of Borrower, each calculated at such time.

“Total Indebtedness” means, at any time, all Indebtedness of Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with Agreement Accounting Principles, excluding, to the extent otherwise included in Indebtedness of Borrower or any of its Subsidiaries, (a) any Nonrecourse Transition Bond Debt; (b) any other Nonrecourse Indebtedness of Borrower and its Subsidiaries (excluding ACE, DPL, PEPCO and their Subsidiaries) to the extent that the aggregate amount of such Nonrecourse Indebtedness does not exceed $200,000,000; and (c) all Indebtedness of PCI and, without duplication, of Borrower the proceeds of which were used to make loans or advances to PCI, in an aggregate amount not exceeding the lesser of (i) the fair market value of the equity collateral accounts in PCI’s energy leveraged lease portfolio or (ii) $700,000,000.

“Transferee” is defined in Section 12.4.

“Transition Bonds” means bonds described as “transition bonds” in the New Jersey Transition Bond Statute.

“Type” means, with respect to the Loans, its nature as a Floating Rate Loan or a Eurodollar Loan.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“United States” means the United States of America.

“Voting Stock” means, with respect to any Person, voting stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

1.2           Interpretation.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of such terms.

(b)           Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)           The term “including” is not limiting and means “including without limitation.”

(d)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)           Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual or other instruments shall be deemed to include all subsequent amendments, supplements and other modifications thereto, but only to the extent such amendments, supplements and other modifications are not prohibited by the terms of this Agreement; and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

(f)           Unless otherwise expressly provided herein, references herein shall be references to Eastern time (daylight or standard as applicable).

1.3           Accounting.

(a)           Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for Borrower and all of its Subsidiaries, including those Subsidiaries of Borrower, if any, which are unconsolidated on Borrower’s audited financial statements.

(b)           If at any time any change in Agreement Accounting Principles would affect the computation of any financial ratio or requirement set forth herein with respect to Borrower and either Borrower or the Required Lenders shall so request, the Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Agreement Accounting Principles (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Agreement Accounting Principles as in effect prior to such change and (ii) Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Agreement Accounting Principles.

ARTICLE II

THE LOANS

2.1           Loans.  Each Lender severally agrees, on the terms and conditions set forth in this Agreement, on the Closing Date to make Loans to Borrower in the amount of such Lender’s Commitment.  Amounts borrowed hereunder and prepaid or repaid may not be reborrowed.

2.2           [Reserved].

2.3           Required Payments; Termination.  All outstanding Loans to Borrower and all other unpaid Obligations of Borrower shall be paid in full by Borrower on or prior to the Termination Date.

2.4           [Reserved].

2.5           Ratable Loans.  The Loans hereunder shall be made by the Lenders ratably in accordance with their Pro Rata Shares.

2.6           Types of Loans.  The Loans to Borrower may be Floating Rate Loans or Eurodollar Loans, or a combination thereof, as selected by Borrower in accordance with Sections 2.10 and 2.11.

2.7           [Reserved].

2.8           [Reserved].

2.9           Repayment and Prepayment.

(a)           Mandatory Repayment.  The outstanding principal amount of the Loans and all accrued but unpaid interest and other amounts payable with respect to the Loans shall be repaid on the Termination Date.

(b)           Voluntary Prepayment.  Borrower may from time to time prepay, without penalty or premium, all outstanding Floating Rate Loans, or any portion of the outstanding Floating Rate Loans in the amount of $10,000,000 or a higher integral multiple of $1,000,000, upon one Business Day’s prior notice to the Agent.  Borrower may from time to time prepay, all outstanding Eurodollar Loans, or any portion of the outstanding Eurodollar Loans in the amount of $10,000,000 or a higher integral multiple of $1,000,000, upon three Business Days’ prior notice to the Agent.

(c)           Any prepayment of Eurodollar Loans shall be without premium or penalty but shall be subject to the payment of any funding indemnification amounts covered by Section 3.4.

2.10         Method of Selecting Types and Interest Periods for New Loans.  Borrower shall select the Type of Loans and, in the case of each Eurodollar Loans, the Interest Period applicable thereto.  Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (New York, New York time) on the Closing Date for a Floating Rate Loan and two Business Days before the Closing Date for a Eurodollar Loan, specifying:

(a)           the Type of Loans selected, and

(b)           in the case of each Eurodollar Loans, the Interest Period applicable thereto.

Not later than 1:00 p.m. (New York, New York time) on the Closing Date, each Lender shall make available the Loan in funds immediately available to the Agent at its address specified pursuant to Article XIII.  The Agent will promptly make the funds so received from the Lenders available to Borrower at the Agent’s aforesaid address.

2.11         Conversion and Continuation of Outstanding Loans.  Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Loans pursuant to this Section 2.11 or are repaid in accordance with Section 2.9.  Each Eurodollar Loans shall continue as a Eurodollar Loan until the end of the then applicable Interest Period therefor, at which time such Eurodollar Loans shall be automatically converted into a Floating Rate Loan unless (x) such Eurodollar Loans is or was repaid in accordance with Section 2.9 or (y) Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Loans continue as a Eurodollar Loan for a subsequent Interest Period.  Borrower may elect from time to time to convert all or any part of a Floating Rate Loan into a Eurodollar Loan.  Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Loan into a Eurodollar Loan or continuation of a Eurodollar Loan not later than 11:00 a.m. (New York, New York time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(a)           the requested date, which shall be a Business Day, of such conversion or continuation,

(b)           the aggregate amount and Type of the Loans which is to be converted or continued, and

(c)           the amount of such Loans which is to be converted into or continued as a Eurodollar Loan and the duration of the Interest Period applicable thereto.

2.12         Changes in Interest Rate, etc. Each Floating Rate Loans shall bear interest on the outstanding principal amount thereof, for each day from the date such Loans is made or is converted from a Eurodollar Loan into a Floating Rate Loan pursuant to Section 2.11 to the date it is paid or is converted into a Eurodollar Loan pursuant to Section 2.11, at a rate per annum equal to the Alternate Base Rate for such day.  Changes in the rate of interest on that portion of any Loans maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Loans shall bear interest on the outstanding principal amount thereof from the first day of each Interest Period applicable thereto to the last day of such Interest Period at the Eurodollar Rate applicable to such Eurodollar Loans based upon Borrower’s selections under Sections 2.10 and 2.11 and otherwise in accordance with the terms hereof.

2.13         Rates Applicable After Default.  Notwithstanding anything to the contrary contained in Section 2.10 or 2.11, during the continuance of a Default or Unmatured Default, the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Loans to Borrower may be converted into or continued as a Eurodollar Loan.  During the continuance of a Default, the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (a) each Eurodollar Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (b) each Floating Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, provided that during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (a) and (b) above shall be applicable to all outstanding Loans to Borrower without any election or action on the part of the Agent or any Lender.

2.14         Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other office of the Agent specified in writing by the Agent to Borrower, by 1:00 p.m. (New York, New York time) on the date when due and shall be applied ratably by the Agent among the Lenders.  Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.  The Agent is hereby authorized to charge the account of Borrower maintained with Agent for each payment of principal, interest and fees as it becomes due hereunder.

2.15         Noteless Agreement; Evidence of Indebtedness.

(a)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from the Loans made by such Lender to Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)           The Agent shall also maintain accounts in which it will record (i) the amount of the Loans to Borrower made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from Borrower and each Lender’s share thereof.

(c)           The entries maintained in the accounts maintained pursuant to clauses (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations of Borrower in accordance with their terms.

(d)           Any Lender may request that its Loans to Borrower be evidenced by a Note.  In such event, Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.

2.16         Telephonic Notices.  Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Loans, to effect selections of Types of Loans and to transfer funds based on telephonic notices made by any natural Person that the Agent or any Lender in good faith believes to be acting on behalf of Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  Borrower agrees that upon the request of the Agent or any Lender, Borrower will deliver promptly to the Agent a written confirmation signed by an Authorized Officer, of each telephonic notice given by Borrower pursuant to the preceding sentence.  If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.17         Interest Payment Dates; Interest and Fee Basis.  Interest accrued on a Floating Rate Loan shall be payable on each Payment Date, on any date on which such Floating Rate Loan is prepaid, whether due to acceleration or otherwise, and at the Termination Date.  Interest accrued on that portion of the outstanding principal amount of a Floating Rate Loan converted into a Eurodollar Loan on a day other than a Payment Date shall be payable on the date of conversion.  Interest accrued on a Eurodollar Loan shall be payable on the last day of its applicable Interest Period (and, in the case of a six-month Interest Period, on the day which is three months after the first day of such Interest Period), on any date on which such Eurodollar Loan is prepaid, whether by acceleration or otherwise, and at the Termination Date.  Interest on a Floating Rate Loan that bears interest at the Prime Rate shall be calculated for actual days elapsed on the basis of a 365-day year or, when appropriate, 366-day year.  All other interest and all fees shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest shall be payable for the day the Loans are made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (New York, New York time) at the place of payment.  If any payment of principal of or interest on the Loans shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.18         Notification of Loans, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Conversion/Continuation Notice and notice of repayment received by the Agent hereunder.  The Agent will notify each Lender of the interest rate applicable to each Eurodollar Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.19         Lending Installations.  Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation.  Each Lender may, by written notice to the Agent and Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

2.20         Non-Receipt of Funds by the Agent.  Unless Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made.  The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If a Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by Borrower, the interest rate applicable to the relevant Obligation.

ARTICLE III

YIELD PROTECTION; TAXES

3.1           Yield Protection.  If any Change in Law:

(a)           subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

(b)           imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Loans), or

(c)           imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, in each case by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or such applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or such applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received; provided that a certificate setting forth such amount or amounts as shall be necessary to compensate such Lender as specified in clauses (a) through (c) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall have been delivered to Borrower and shall be conclusive absent manifest error.

3.2           Changes in Capital Adequacy Regulations.  If any Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender, is increased as a result of a Change in Law, then, within 15 days of demand by such Lender, Borrower shall pay  such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, Loans outstanding hereunder or its Commitment to make Loans (after taking into account such Lender’s policies as to capital adequacy); provided that a certificate setting forth such amount or amounts as shall be necessary to compensate such Lender as specified above, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall have been delivered to Borrower and shall be conclusive absent manifest error.

3.3           Availability of Types of Loans.  If any Lender notifies the Agent that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Loans are not available or (b) the interest rate applicable to Eurodollar Loans does not accurately reflect the cost of making or maintaining Eurodollar Loans, then the Agent shall suspend the availability of Eurodollar Loans and require any affected Eurodollar Loans to be repaid or converted to Floating Rate Loans, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4           Funding Indemnification. If any payment of a Eurodollar Loan occurs on a day which is not the last day of an Interest Period therefor, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by Borrower for any reason other than default by the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Loan.

3.5           Taxes.

(a)           All payments by Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes.  If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5), such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(b)           In addition, Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made by it hereunder or under any Note or from its execution or delivery of, or otherwise attributable to Borrower in connection with this Agreement or any Note (“Other Taxes”).

(c)           Borrower hereby agrees to indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by such Lender or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within 30 days of the date such Lender or the Agent makes demand therefor pursuant to Section 3.6.

(d)           Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each, a “Non-U.S. Lender”) agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to Borrower and the Agent a United States Internal Revenue Form W-8BEN or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.  Each Non-U.S. Lender further undertakes to deliver to Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by Borrower or the Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(e)           For any period during which a Non-U.S. Lender has failed to provide Borrower with an appropriate form pursuant to clause (d) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), Borrower shall not be required to increase any amount payable to such Non-U.S. Lender pursuant to Section 3.5(a)(i) or to otherwise indemnify such Non-U.S. Lender under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d) above, Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(f)           Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(g)           If the U.S. Internal Revenue Service or any other Governmental Authority or an authority of any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent).  The obligations of the Lenders under this Section (g) shall survive the payment of the Obligations and termination of this Agreement.

3.6           Mitigation of Circumstances; Lender Statements; Survival of Indemnity.  Each Lender shall promptly notify Borrower and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (a) any obligation of Borrower to pay any amount pursuant to Section 3.1, 3.2 or 3.5 and (b) the unavailability of Eurodollar Loans under Section 3.3 (and, if any Lender has given notice of any such event described above and thereafter such event ceases to exist, such Lender shall promptly so notify Borrower and the Agent).  Without limiting the foregoing, each Lender shall, to the extent reasonably possible, designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Loans under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender.  Any Lender claiming compensation under Section 3.1, 3.2, 3.4, or 3.5 shall deliver a written statement to Borrower (with a copy to the Agent) as to the amount due under the applicable Section, which statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error.  Determination of amounts payable under any such Section in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Borrower of such written statement.  Notwithstanding any other provision of this Article III, if any Lender fails to notify Borrower of any event or circumstance which will entitle such Lender to compensation from Borrower pursuant to Section 3.1, 3.2 or 3.5 within 60 days after such Lender obtains knowledge of such event or circumstance, then Borrower will not be responsible for any such compensation arising prior to the 60th day before Borrower receives notice from such Lender of such event or circumstance.  The obligations of Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

3.7           Replacement of Lender.  If (a) any Lender makes a demand for compensation under Section 3.1, 3.2 or 3.5 or a notice of the type described in Section 3.3 or (b) the credit rating then in effect with respect to a Lender’s senior unsecured long term debt securities without third-party credit enhancement is not, in the case of a Moody’s rating, Baa1 (with stable outlook) or, in the case of an S&P or Fitch rating, BBB+ (with stable outlook), or better (any such Lender, an “Affected Lender”), then Borrower may replace such Affected Lender as a party to this Agreement with one or more other Lenders which are willing to accept an assignment from such Lender, and upon notice from Borrower such Affected Lender shall assign, without recourse or warranty, its Commitment, its Loans and all of its other rights and obligations hereunder to such other Lenders for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, such Affected Lender’s ratable share of all accrued and unpaid fees, any amount payable pursuant to Section 3.4 as a result of such Affected Lender receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor (assuming for such purpose that receipt of payment pursuant to such assignment constitutes payment of each outstanding Eurodollar Loan) and all other obligations owed to such Affected Lender hereunder.

ARTICLE IV

CONDITIONS PRECEDENT

4.1           Conditions to Effectiveness of Agreement.  The effectiveness of this Agreement is subject to the conditions precedent that the Agent has received evidence, reasonably satisfactory to the Agent, that all fees and (to the extent billed) expenses which are payable on or before the date hereof to the Agent or any Lender hereunder or in connection herewith have been (or concurrently with the execution of this Agreement by the parties will be) paid in full and each of the following documents (with sufficient copies for each Lender):

(a)           Counterparts of this Agreement, executed by a duly authorized officer of each party hereto.

(b)           A certificate, signed by the secretary or any assistant secretary of Borrower, containing (i) copies of Borrower’s certificate of incorporation and bylaws as in effect on the Closing Date, (ii) a copy of the resolutions of Borrower’s board of directors authorizing the execution, delivery and performance of the Loan Documents and (iii) an incumbency certificate of the Authorized Officers of Borrower authorized to sign this Agreement, any Notes and any Borrowing Notice.

(c)           A certificate, signed by an Authorized Officer of Borrower, stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing.

(d)           A certificate of good standing of Borrower, certified by the Secretary of State of the State of Delaware.

(e)           Any Notes requested by a Lender pursuant to Section 2.15 payable to the order of such requesting Lender.

(f)           Copies of all governmental approvals, if any, necessary for Borrower to enter into the Loan Documents and to obtain Loans hereunder.

(g)           An opinion or opinions of counsel for Borrower, dated the Closing Date and addressed to the Agent and the Lenders, in form and substance acceptable to the Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of Borrower and opinions as to the non-contravention of Borrower’s organizational documents).

(h)           Repayment of the Existing Debt Obligations and the termination of the Existing Credit Agreement.

(i)           Such other documents as any Lender or its counsel may reasonably request.

4.2           [Reserved].

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to the Lenders that:

5.1           Existence and Standing.  Borrower is a corporation, and each of its Subsidiaries is a corporation, partnership or limited liability company, duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction (or, if applicable, jurisdictions) of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.2           Authorization and Validity.  Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder.  The execution and delivery by Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3           No Conflict; Government Consent.  Neither the execution and delivery by Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of its Subsidiaries or (b) Borrower’s or any of its Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which such Borrower or any of its Significant Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on any Property of Borrower or any of its Significant Subsidiaries pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority (including FERC), or any subdivision thereof (any of the foregoing, an “Approval”), is required to be obtained by Borrower or any of its Subsidiaries in connection with the execution and delivery by Borrower of the Loan Documents, the borrowings by Borrower under this Agreement, the payment and performance by Borrower of its Obligations or the legality, validity, binding effect or enforceability against Borrower of any Loan Document, except for such Approvals which have been issued or obtained by Borrower and which are in full force and effect.

5.4           Financial Statements.  The financial statements included in Borrower’s Public Reports were prepared in accordance with Agreement Accounting Principles and fairly present the consolidated financial condition and operations of Borrower and its Subsidiaries at the dates thereof and the consolidated results of their operations for the periods then ended.

5.5           No Material Adverse Change.  Since December 31, 2012, there has been no change from that reflected in the Public Reports in the business, Property, financial condition or results of operations of Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

5.6           Taxes.  Borrower and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and (b) taxes and governmental charges (in addition to those referred to in clause (a)) in an aggregate amount not exceeding $25,000,000.  The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.7           Litigation and Contingent Obligations.  Except as disclosed in the Public Reports, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans.  Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, Borrower has no material Contingent Obligations not provided for or disclosed in the Public Reports.

5.8           Significant Subsidiaries.  Schedule 2 contains an accurate list of all Significant Subsidiaries of Borrower as of the Closing Date setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by Borrower or other Subsidiaries of Borrower.  All of the issued and outstanding shares of capital stock or other ownership interests of such Significant Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and nonassessable.

5.9           ERISA.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower nor any other member of the Controlled Group has, within the immediately preceding five years, withdrawn from any Plan or initiated steps to do so, and no steps have been taken, within the immediately preceding five years, to reorganize or terminate any Plan.

5.10         Accuracy of Information.  No written information, exhibit or report furnished by Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.11         Regulation U.  Neither Borrower nor any of its Subsidiaries is engaged principally or as one of its primary activities in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the FRB).

5.12         Material Agreements.  Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

5.13         Compliance With Laws.  Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.14         Plan Assets; Prohibited Transactions.  Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA (other than an employee benefit plan subject to Section 125 of the Code) or any plan (within the meaning of Section 4975 of the Code).

5.15         Environmental Matters.  In the ordinary course of its business, the officers of Borrower consider the effect of Environmental Laws on the business of Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to Borrower and its Subsidiaries due to Environmental Laws.  On the basis of this consideration, Borrower has concluded that Environmental Laws are not reasonably expected to have a Material Adverse Effect.  Except as disclosed in the Public Reports, neither Borrower nor any Subsidiary of Borrower has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.16         Investment Company Act.  Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

5.17         Insurance.  Borrower and its Significant Subsidiaries maintain insurance with financially sound and reputable insurance companies on all their Property of a character usually insured by entities in the same or similar businesses similarly situated against loss or damage of the kinds and in the amounts, customarily insured against by such entities, and maintain such other insurance as is usually carried by such entities.

5.18         No Default.  No Default or Unmatured Default exists.

5.19         Ownership of Properties.  As of the Closing Date, Borrower and its Subsidiaries have valid title, free of all Liens other than those permitted by Section 6.12, to all the Property reflected as owned by Borrower and its Subsidiaries in the financial statements of Borrower referred to in Section 5.4, other than Property used, sold, transferred or otherwise disposed of since such date (a) in the ordinary course of business or (b) which are not material to the business of Borrower and its Subsidiaries taken as a whole.

5.20         OFAC.  None of Borrower, any Subsidiary of Borrower or any Affiliate of Borrower: (a) is a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time; or (b) is (i) an agency of the government of a country, (ii) an organization controlled by a country or (iii) a Person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person; or (c) derives more than 10% of its assets or operating income from investments in or transactions with any such country, agency, organization or Person; and (d) none of the proceeds from the Loans will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization or Person.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1           Financial Reporting.  Borrower will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Agent (in such number of copies as the Agent may reasonably request):

(a)           Within 100 days after the close of each of its fiscal years, an audit report, which shall be without a “going concern” or similar qualification and without any qualification as to the scope of the audit, issued by independent certified public accountants of recognized national standing and reasonably acceptable to the Agent, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (i) any management letter prepared by said accountants, and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any such Default or Unmatured Default shall exist, stating the nature and status thereof; provided that if Borrower is then a “registrant” within the meaning of Rule 1-01 of Regulation S-X of the SEC and required to file a report on Form 10-K with the SEC, Borrower’s annual report on Form 10-K (excluding the exhibits thereto, unless such exhibits are requested under clause (h) of this Section 6.1) or any successor form and a manually executed copy of the accompanying report of Borrower’s independent public accountant, as filed with the SEC, shall satisfy the requirements of this clause (a).

(b)           Within 60 days after the close of the first three quarterly periods of each of its fiscal years commencing during the term of this Agreement, for itself and its Subsidiaries, either (i) consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or (ii) if Borrower is then a “registrant” within the meaning of Rule 1-01 of Regulation S-X of the SEC and required to file a report on Form 10-Q with the SEC, Borrower’s report on Form 10-Q for such quarterly period, excluding the exhibits thereto, unless such exhibits are requested under clause (h) of this Section 6.1.

(c)           Together with the financial statements (or reports) required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit A signed by an Authorized Officer of Borrower showing the calculations necessary to determine Borrower’s compliance with Section 6.13 and stating that, to the knowledge of such officer, no Default or Unmatured Default exists, or if any such Default or Unmatured Default exists, stating the nature and status thereof.

(d)           As soon as possible, and in any event within 60 days, after receipt by Borrower a copy of (i) any notice or claim to the effect that Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any of its Subsidiaries, which, in either case, could be reasonably expected to have a Material Adverse Effect; provided that if Borrower is then a “registrant” within the meaning of Rule 1-01 of Regulation S-X of the SEC, Borrower’s report on a Form 10-K, a Form 10-Q or any Form 8-K that contains information related to the matters described in clauses (i) or (ii) shall be deemed notice under this clause (d).

(e)           Promptly upon the furnishing thereof to its shareholders generally, copies of all financial statements, reports and proxy statements so furnished.

(f)            Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the SEC.

(g)           As soon as Borrower obtains knowledge of an actual Change in Control or publicly disclosed prospective Change in Control, written notice of same, including the anticipated or actual date of and all other publicly disclosed material terms and conditions surrounding such proposed or actual Change in Control.

(h)           Such other information (including nonfinancial information) as the Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to clause (a), (b), (d), (e) or (f) above may be delivered electronically (including by filing or furnishing to the SEC, through the SEC’s EDGAR database) and, if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower or any of its Subsidiaries posts such documents, or provides a link thereto, on a website on the internet at a website address previously specified to the Agent and the Lenders; (ii) on which such documents are posted on Borrower’s or any of its Subsidiaries’ behalf on IntraLinks or another relevant website, if any, to which the Agent and the Lenders have access; or (iii) on which any report, document or information is filed with or furnished to the SEC by Borrower or any of its Subsidiaries and is available on the SEC’s EDGAR database; provided that (x) upon request of the Agent or any Lender, Borrower shall deliver paper copies of such documents to the Agent or such Lender (until a written request to cease delivering paper copies is given by the Agent or such Lender) and (y) except with respect to documents available on the SEC’s EDGAR database pursuant to clause (iii), Borrower shall notify (which may be by facsimile or electronic mail) the Agent and each Lender of the posting of any documents. The Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to above or to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.2           Use of Proceeds.  Borrower will use the proceeds of the Loans (a) to pay any costs, fees and expenses associated with this Agreement on the Closing Date, (b) to repay the Existing Debt Obligations in full and (c) for general corporate purposes.  Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to it to purchase or carry any “margin stock” (as defined in Regulation U of the FRB).

6.3           Notice of Default.  Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default (it being understood and agreed that Borrower shall not be required to make separate disclosure under this Section 6.3 of occurrences or developments which have previously been disclosed to the Lenders in any financial statement or other information delivered to the Lenders pursuant to Section 6.1).

6.4           Conduct of Business.  Borrower will, and will cause each of its Significant Subsidiaries (or, in the case of clause (b) below, each of its Subsidiaries) to, (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and (b) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent, in the case of all matters covered by this clause (b) other than the existence of Borrower, that failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.5           Taxes.  Borrower will, and will cause each of its Subsidiaries to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (a) those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and (b) taxes, governmental charges and levies (in addition to those referred to in clause (a)) in an aggregate amount not exceeding $25,000,000.

6.6           Insurance.  Borrower will, and will cause each of its Significant Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all of its Property in such amounts and covering such risks as is consistent with sound business practice, and Borrower will furnish to any Lender such information as such Lender may reasonably request as to the insurance carried by Borrower and its Significant Subsidiaries.

6.7           Compliance with Laws.  Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including all Environmental Laws, where failure to do so could reasonably be expected to have a Material Adverse Effect.

6.8           Maintenance of Properties.  Borrower will, and will cause each of its Subsidiaries to, do all things necessary to (a) maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, where failure to do so could reasonably be expected to have a Material Adverse Effect; and (b) keep proper books and records in which full and correct entries shall be made of all material financial transactions of Borrower and its Subsidiaries.

6.9           Inspection.  Borrower will, and will cause each of its Significant Subsidiaries to, permit the Agent and the Lenders upon reasonable notice and at such reasonable times and intervals as the Agent or any Lender may designate by their respective representatives and agents, to inspect any of the Property, books and financial records of Borrower and its Significant Subsidiaries, to examine and make copies of the books of accounts and other financial records of Borrower and each such Significant Subsidiary, and to discuss the affairs, finances and accounts of Borrower and each such Significant Subsidiary with, and to be advised as to the same by, their respective officers.

6.10         Merger.  Borrower will not, nor will it permit any of its Significant Subsidiaries to, merge or consolidate with or into any other Person, except that, so long as both immediately prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall have occurred and be continuing, (a) any Significant Subsidiary of Borrower may merge with Borrower or a wholly-owned Subsidiary of Borrower and (b) Borrower may merge or consolidate with any other Person so long as Borrower is the surviving entity.

6.11         Sales of Assets.  Borrower will not, nor will it permit any of its Subsidiaries to, lease, sell or otherwise dispose of any of its assets (other than in the ordinary course of business), or sell or assign with or without recourse any accounts receivable, except:

(a)           Any Subsidiary of Borrower may sell, transfer or assign any of its assets to Borrower or another Subsidiary of Borrower.

(b)           The sale, assignment or other transfer of accounts receivable or other rights to payment pursuant to any Securitization Transaction.

(c)           Any Permitted Borrower Asset Sale so long as, at the time thereof and immediately after giving effect thereto, no Default or Unmatured Default exists.

(d)           So long as no Default or Unmatured Default exists or would result therefrom, the sale of Intangible Transition Property to a Special Purpose Subsidiary in connection with such Special Purpose Subsidiary’s issuance of Nonrecourse Transition Bond Debt.

(e)           Borrower and its Subsidiaries may sell or otherwise dispose of assets so long as the aggregate book value of all assets sold or otherwise disposed of in any fiscal year of Borrower (other than assets sold or otherwise disposed of in the ordinary course of business or pursuant to clauses (a) through (d) above) does not exceed a Substantial Portion of the Property of such Borrower.

6.12         Liens.  Borrower will not, nor will it permit any of its Significant Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of Borrower or any such Significant Subsidiary, except:

(a)           Liens for taxes, assessments or governmental charges or  levies on its Property if  the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(b)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(c)           Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(d)           Utility easements, building restrictions, zoning laws or ordinances and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower and its Significant Subsidiaries.

(e)           Liens existing on the date hereof and described in Schedule 3 (including Liens on after-acquired property arising under agreements described in Schedule 3 as such agreements are in effect on the date hereof).

(f)            Judgment Liens which secure payment of legal obligations that would not constitute a Default under Article VII.

(g)           Liens on Property acquired by Borrower or any of its Significant Subsidiaries after the date hereof, existing on such Property at the time of acquisition thereof (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other Property of Borrower or any such Significant Subsidiary, as the case may be.

(h)           Deposits and/or similar arrangements to secure the performance of bids, fuel procurement contracts or other trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business by Borrower or any of its Significant Subsidiaries.

(i)            Liens on assets of Borrower and its Significant Subsidiaries arising out of obligations or duties to any municipality or public authority with respect to any franchise, grant, license, permit or certificate.

(j)            Rights reserved to or vested in any municipality or public authority to control or regulate any property or asset of Borrower or any of its Significant Subsidiaries or to use such property or asset in a manner which does not materially impair the use of such property or asset for the purposes for which it is held by Borrower or any such Significant Subsidiary.

(k)           Irregularities in or deficiencies of title to any Property which do not materially affect the use of such property by Borrower or any of its Significant Subsidiaries in the normal course of its business.

(l)            Liens securing Indebtedness of Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired.

(m)          Any Lien on any property or asset of any corporation or other entity existing at the time such corporation or entity is acquired, merged or consolidated or amalgamated with or into Borrower or any of its Significant Subsidiaries and not created in contemplation of such event.

(n)           Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by Section 6.12 (e), (g), (l) or (m); provided that such Indebtedness is not increased and is not secured by any additional assets.

(o)           Rights of lessees arising under leases entered into by Borrower or any of its Significant Subsidiaries as lessor, in the ordinary course of business.

(p)           Permitted PEPCO Liens.

(q)           Permitted DPL Liens.

(r)            Permitted ACE Liens.

(s)           Permitted Borrower Liens.

(t)            Purchase money mortgages or other purchase money liens or conditional sale, lease-purchase or other title retention agreements upon or in respect of property acquired or leased for use in the ordinary course of its business by Borrower or any of its Significant Subsidiaries.

(u)           Liens granted by a Special Purpose Subsidiary to secure Nonrecourse Transition Bond Debt of such Special Purpose Subsidiary.

(v)           Liens, in addition to those permitted by clauses (a) through (u), granted by Borrower and its Subsidiaries (other than ACE, DPL and PEPCO and their Subsidiaries) to secure Nonrecourse Indebtedness incurred after the date hereof, provided that the aggregate amount of all Indebtedness secured by such Liens shall not at any time exceed $200,000,000.

(w)          Other Liens, in addition to those permitted by clauses (a) through (v), securing Indebtedness or arising in connection with Securitization Transactions, provided that the sum (without duplication) of all such Indebtedness, plus the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions (excluding any Nonrecourse Transition Bond Debt), shall not at any time exceed $1,000,000,000 for Borrower and its Significant Subsidiaries.

6.13         Leverage Ratio.  Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (a) the Total Indebtedness of Borrower to (b) the Total Capitalization of Borrower to be greater than 0.65 to 1.0.  For purposes of this Section 6.13, the aggregate outstanding Indebtedness evidenced by Hybrid Securities up to an aggregate amount of 15% of Total Capitalization as of the date of determination, shall be excluded from Total Indebtedness, but the entire aggregate outstanding Indebtedness evidenced by such Hybrid Securities shall be included in the calculation of Total Capitalization.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default with respect to Borrower:

7.1           Representation or Warranty.  Any representation or warranty made by or on behalf of Borrower to the Lenders or the Agent under or in connection with this Agreement or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2           Nonpayment.  Nonpayment of the principal of any Loan to Borrower when due; or nonpayment by Borrower of any interest on any Loan, or of any other obligation payable by Borrower under any of the Loan Documents, within five days after the same becomes due.

7.3           Certain Covenant Breaches.  The breach by Borrower of any of the terms or provisions of Section 6.2, 6.4 (as to the existence of Borrower), 6.10, 6.11, 6.12 or 6.13.

7.4           Other Breaches.  The breach by Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 15 days (or, in the case of Section 6.9, five Business Days) after the chief executive officer, the chief financial officer, the president, the treasurer or any assistant treasurer of Borrower obtains actual knowledge of such breach.

7.5           Cross Default.  Failure of Borrower or any of its Significant Subsidiaries to pay when due any Indebtedness aggregating in excess of $50,000,000 (“Material Indebtedness”); or the default by Borrower or any of its Significant Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Borrower or any of its Significant Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or Borrower or any of its Significant Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.6           Voluntary Bankruptcy, etc.  Borrower or any of its Significant Subsidiaries shall (a) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or a Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7           Involuntary Bankruptcy, etc.  Without the application, approval or consent of Borrower or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any of its Significant Subsidiaries or a Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against such Borrower or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

7.8           Seizure of Property, etc.  Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of Borrower and its Significant Subsidiaries which, when taken together with all other Property of Borrower and its Significant Subsidiaries so condemned, seized, appropriated or taken custody or control of, constitutes a Substantial Portion of its Property.

7.9           Judgments.  Borrower or any of its Significant Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge one or more (a) judgments or orders for the payment of money in excess of $50,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate or (b) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and, in any such case, there is a period of five consecutive days during which a stay of enforcement of such judgment(s) or order(s) is not in effect (by reason of pending appeal or otherwise).

7.10         ERISA.  (a) Any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (b) any unpaid and past due “minimum required contribution” (as defined in Section 303 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Borrower or any other member of the Controlled Group, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (d) any other member of the Plan shall terminate for purposes of Title IV of ERISA, (e) Borrower or any other member of the Controlled Group shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (f) any other event or condition shall occur or exist with respect to a Plan; and in each case referred to in clauses (a) through (f) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

7.11         Unenforceability of Loan Documents.  Any Loan Document shall cease to be in full force and effect (other than, in the case of a Note, as contemplated hereby), any action shall be taken by or on behalf of Borrower to discontinue or to assert the invalidity or unenforceability of any of its obligations under any Loan Document, or Borrower or any Person acting on behalf of Borrower shall deny that Borrower has any further liability under any Loan Document or shall give notice to such effect.

7.12         Change in Control.  Any Change in Control shall occur; or Borrower shall fail to own, directly or indirectly, 100% of the Voting Stock of each of ACE, DPL and PEPCO.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1           Acceleration.  If any Default described in Section 7.6 or 7.7 occurs, the Obligations of Borrower shall immediately become due and payable without any election or action on the part of the Agent or any Lender.  If any other Default occurs, the Required Lenders (or the Agent, with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans to Borrower hereunder, or declare the Obligations of Borrower to be due and payable, or both, whereupon such obligations of the Lenders shall terminate and/or the Obligations of Borrower shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.

If, within 30 days after acceleration of the maturity of the Obligations of Borrower as a result of any Default (other than any Default as described in Section 7.6 or 7.7) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to Borrower, rescind and annul such termination and/or acceleration.

8.2           Amendments.  Subject to the provisions of this Article VIII, the Required Lenders (or the Agent, with the consent in writing of the Required Lenders) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement changing in any manner the rights of the Lenders or Borrower hereunder or waiving any Default or Unmatured Default hereunder; provided that no such supplemental agreement shall, without the consent of all of the Lenders:

(a)           Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon.

(b)           Reduce the percentage specified in the definition of Required Lenders.

(c)           Extend the Termination Date, increase the amount of the Commitment of any Lender hereunder or permit Borrower to assign its rights under this Agreement.

(d)           Amend, modify or waive the pro rata sharing of payments by and among the Lenders without the written consent of each Lender directly affected thereby.

(e)           Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein.

8.3           Preservation of Rights.  No delay or omission of the Agent or any Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Unmatured Default or an acquiescence therein, and the making of the Loans notwithstanding the existence of a Default or Unmatured Default or the inability of Borrower to satisfy the conditions precedent to such Loans shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of any Loan Document whatsoever shall be valid unless in writing signed by the parties required pursuant to Section 8.2 and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent or any Lender until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1           Survival of Representations.  All representations and warranties of Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

9.2           Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3           Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4           Entire Agreement.  The Loan Documents embody the entire agreement and understanding among Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among Borrower, the Agent and the Lenders relating to the subject matter thereof.

9.5           Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors.

9.6           Expenses; Indemnification.

(a)           Borrower shall reimburse the Agent for all reasonable costs, internal charges and out of pocket expenses including reasonable expenses of and fees for attorneys for the Agent who are employees of the Agent and of a single outside counsel for the Agent paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification and administration of the Loan Documents.  Borrower agrees to reimburse the Agent and the Lenders for (i) all reasonable costs, internal charges and out of pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or any Lender) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Obligations of Borrower under the Loan Documents (including in any “work-out” or restructuring of the Obligations of Borrower resulting from the occurrence of a Default) and (ii) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred in connection with defense thereof, by the Agent or any Lender as a result of conduct by Borrower that violates a sanction enforced by OFAC.

(b)           Borrower agrees to indemnify the Agent, each Lender, their respective Affiliates and each of the directors, officers and employees of the foregoing Persons (collectively, the “Indemnified Parties”) against all actions, suits, losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including all reasonable expenses of litigation or preparation therefor whether or not any Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loans hereunder, except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification.  The obligations of Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7           Numbers of Documents. All statements, notices, closing documents and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

9.8           Disclosure.  Borrower and the Lenders hereby acknowledge and agree that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with Borrower and its Affiliates.

9.9           Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10         Nonliability of the Lenders.  The relationship between Borrower, on the one hand, and the Agent and the Lenders, on the other hand, shall be solely that of borrower and lender.  Neither the Agent nor any Lender shall have any fiduciary responsibility to Borrower.  Neither the Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations.  Borrower agrees that neither the Agent nor any Lender shall have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  Neither the Agent nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by Borrower in connection with, arising out of or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11         Limited Disclosure.

(a)           Neither the Agent nor any Lender shall disclose to any Person any Specified Information (as defined below) except to its, and its Affiliates’, officers, employees, agents, accountants, legal counsel, advisors and other representatives who have a need to know such Specified Information in connection with this Agreement or the transactions contemplated hereby.  “Specified Information” means information that Borrower has furnished or in the future furnishes to the Agent or any Lender in confidence, but does not include any such information that (i) is published in a source or otherwise becomes generally available to the public (other than through the actions of the Agent, any Lender or any of their Affiliates, officers, employees, agents, accountants, legal counsel, advisors and other representatives in violation of this Agreement) or that is or becomes available to the Agent or such Lender from a source other than Borrower, (ii) without duplication with clause (i), is otherwise a matter of general public knowledge, (iii) that is required to be disclosed by law, regulation or judicial order (including pursuant to the Code), (iv) that is requested by any regulatory body with jurisdiction over the Agent or any Lender, (v) that is disclosed to legal counsel, accountants and other professional advisors to the Agent or such Lender in connection with the exercise of any right or remedy hereunder or under any Note or any suit or other litigation or proceeding relating to this Agreement or any Note or to a rating agency if required by such agency in connection with a rating relating to Loans hereunder, (vi) that is disclosed to Participants or potential Participants who agree to be bound by the provisions of this Section 9.11 or (vii) that is disclosed to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations who agrees to be bound by the provisions of this Section 9.11.

(b)           The provisions of this Section 9.11 supersede any confidentiality obligations of the Agent or any Lender relating to this Agreement or the transactions contemplated hereby under any agreement between Borrower and any such party.

9.12         Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the FRB) for the repayment of the Loans provided for herein.

9.13         USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product.  What this means for Borrower:  When Borrower opens an account, if Borrower is an individual, the Agent and Lenders will ask for Borrower’s name, residential address, tax identification number, date of birth and other information that will allow the lenders to identify such borrower, and, if Borrower is not an individual, the Agent and Lenders will ask for Borrower’s name, tax identification number, business address and other information that will allow the Agent and Lenders to identify Borrower.  The Agent and Lenders may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

ARTICLE X

THE AGENT

10.1         Appointment; Nature of Relationship.  JPMorgan Chase Bank, N.A. is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a “representative” of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2         Powers.  The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any other Loan Document except any action specifically provided by the Loan Documents to be taken by the Agent.

10.3         General Immunity.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable to Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4         No Responsibility for Loans Recitals etc.  Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; or (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.  The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by Borrower to the Agent at such time, but is voluntarily furnished by Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

10.5         Action on Instructions of Lenders.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, when expressly required hereunder, all of the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6         Employment of Agents and Counsel.  The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys in fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it with reasonable care.  The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

10.7         Reliance on Documents; Counsel.  The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

10.8         Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by Borrower for which the Agent is entitled to reimbursement by Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9         Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder (except for failure of Borrower to pay any amount required to be paid to the Agent hereunder for the account of the Lenders) unless the Agent has received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Unmatured Default and stating that such notice is a “notice of default”.  In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to all Lenders.

10.10       Rights as a Lender.  In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity.  The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Subsidiaries in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.  The Agent in its individual capacity is not obligated to remain a Lender.

10.11       Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12       Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign.  The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders.  Upon any such resignation or removal, (a) the Agent that has resigned or been removed shall no longer receive the administrative agent fees previously agreed to by Borrower and the Agent and (b) the Required Lenders shall have the right (with, so long as no Default or Unmatured Default exists with respect to Borrower, the consent of Borrower, which shall not be unreasonably withheld or delayed) to appoint, on behalf of Borrower and the Lenders, a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrower and the Lenders, a successor Agent.  Notwithstanding the previous sentence, the Agent may at any time without the consent of any Lender but with the consent of Borrower, not to be unreasonably withheld or delayed, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder.  If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and Borrower shall make all payments in respect of their respective Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment.  Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent.  Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Agent (by merger or resignation or removal), or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

10.13       Agent’s Fee.  Borrower agrees to pay to the Agent, for the Agent’s own account, the fees agreed to by Borrower and the Agent.

10.14       Delegation to Affiliates.  Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

10.15       Other Agents.  None of the Lenders identified on the cover page or signature pages of this Agreement or otherwise herein as being the “Documentation Agent” (collectively, the “Other Agents”) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Other Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1         Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if Borrower becomes insolvent, however evidenced, or any Default occurs with respect to Borrower, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender  or any Affiliate of any Lender to or for the credit or account of  Borrower may be offset and applied toward the payment of the Obligations of Borrower owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

11.2         Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon the outstanding Loans made by it (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the outstanding Loans made by the other Lenders so that after such purchase each Lender will hold its ratable proportion of all of such Borrower’s outstanding Loans.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for the outstanding Loans made by it or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the outstanding Loans made by each of them.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; PARTICIPATIONS

12.1         Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3.  The parties to this Agreement acknowledge that clause (b) of the preceding sentence relates only to absolute assignments and does not prohibit assignments creating security interests, including any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3.  The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2         Participations.

12.2.1      Permitted Participants; Effect.  Upon giving notice to but without obtaining the consent of Borrower, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Obligations owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of the Obligations owing to such Lender and the holder of any Note issued to it for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Notwithstanding anything in this Agreement to the contrary, a Participant may not include a natural Person, Borrower or any Affiliate or Subsidiary of Borrower.

12.2.2      Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which extends the Termination Date or the final maturity of any Loan in which such Participant has an interest or forgives all or any portion of the principal amount thereof, or reduces the rate or extends the time of payment of interest thereon.

12.2.3      Benefit of Setoff.  Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

12.3         Assignments.

12.3.1      Permitted Assignments.

(a)           Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents.  Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties to such assignment.  The consent of Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided that if a Default exists, the consent of Borrower shall not be required.  Any such consent shall not be unreasonably withheld or delayed, provided that Borrower shall be deemed to have consented to such assignment unless Borrower shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof.  Borrower shall receive prior written notice by the assigning Lender prior to an assignment becoming effective with respect to a Purchaser which is a Lender or an Affiliate thereof.  Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consent) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the amount of outstanding Loans.  Each assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s interests in the Obligations of, and Commitment to, the Borrower.

(b)           No such assignment shall be made to (i) any natural Person or (ii) the Borrower or the Borrower’s Affiliates or Subsidiaries.

12.3.2      Effect; Effective Date.

(a)           Upon (i) delivery to the Agent of a duly executed Assignment Agreement, together with any consents required by Section 12.3.1, (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), and (iii) the execution of the Assignment Agreement by the Agent and, if required, Borrower, such Assignment Agreement shall become effective on the effective date specified in such Assignment Agreement.  On and after the effective date of such Assignment Agreement, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Obligations assigned to such Purchaser.  Any Person that is at any time a Lender and that thereafter ceases to be a Lender pursuant to the terms of this Section 12.3.2 shall continue to be entitled to the benefit of those provisions of this Agreement that, pursuant to the terms hereof,  survive the termination hereof.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser.

12.4         Dissemination of Information.  Borrower authorizes each Lender to disclose to any Participant or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of Borrower and its Subsidiaries, including any information contained in any Public Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5         Grant of Funding Option to SPC.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (a) nothing herein shall constitute a commitment by any SPC to make any Loan and (b) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 12.5, any SPC may (i) with notice to, but without the prior written consent of, Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institution (consented to by Borrower and the Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

12.6         Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).

ARTICLE XIII

NOTICES

Except as otherwise permitted by Section 2.16, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or electronic mail or posting on a website) and shall, subject to the last paragraph of Section 6.1, be given to such party (a) in the case of Borrower or the Agent, at its address, facsimile number or electronic mail address set forth below or such other address, facsimile number or electronic mail address as it may hereafter specify for such purpose by notice to the other parties hereto and (b) in the case of any Lender, at the address, facsimile number or electronic mail address set forth on Schedule 1 or such other address, facsimile number or electronic mail address as such Lender may hereafter specify for such purpose by notice to Borrower and the Agent.  Subject to the last paragraph of Section 6.1, each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified pursuant to this Article XIII and confirmation of receipt is received, (ii) if given by mail, three Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered (or, in the case of electronic mail, received) at the address specified pursuant to this Article XIII; provided that notices to the Agent under Article II shall not be effective until received.

If to Borrower:                      Pepco Holdings, Inc.
500 N. Wakefield Drive
Newark, Delaware 19702
Attention:  Donna Kinzel
Telephone No.:  (302) 429-3004
Fax:  (302) 429-3188
E-mail:  donna.kinzel@pepcoholdings.com

If to Agent:
For Loans/Payments:
JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 07
Chicago, IL 60603
Attention:   Nan Wilson
                                        JPMorgan Chase Loan & Agency
Telephone No.: 312-385-7084
Fax: 888-292-9533
E-mail: JPM.Agency.Servicing.4@jpmchase.com

For Credit/Documents:
JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 09
Chicago, IL 60603
Attention:   Helen Davis
Telephone No.: 312-732-1759
Fax: 312-732-1762
E-mail: helen.d.davis@jpmorgan.com

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1         CHOICE OF LAW.  THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2        CONSENT TO JURISDICTION.  BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

15.3        WAIVER OF JURY TRIAL.  BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signatures Follow]

IN WITNESS WHEREOF, Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

PEPCO HOLDINGS, INC., as Borrower

By:	/s/ Frederick J. Boyle
	Name:	Frederick J. Boyle
	Title:	Senior Vice President and
Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Agent and Lender

By:	/s/ Helen D. Davis
	Name:	Helen D. Davis
	Title:	Vice President

SCOTIABANK (IRELAND) LIMITED, as Lender

By:	/s/ David Muldoon
	Name:	David Muldoon
	Title:	Managing Director

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Thane Rattew
	Name:	Thane Rattew
	Title:	Managing Director

EXHIBIT A
COMPLIANCE CERTIFICATE

To:         The Agent and the Lenders under the
Term Loan Agreement referred to below

This Compliance Certificate is furnished pursuant to the Term Loan Agreement dated as of March 28, 2013 (as further amended, restated or otherwise modified from time to time, the “Agreement”) among Pepco Holdings, Inc., as Borrower, the various financial institutions from time to time made party as Lenders thereto, JPMorgan Chase Bank, N.A., as Agent and a Lender, and The Bank of Nova Scotia, as documentation agent.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.           I am the duly elected _________ of Borrower.

2.           I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.           The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below:

[Describe any exceptions by listing, in detail, the nature of the condition or event, the period during which it has existed and the action taken or proposed to be taken with respect to each such condition or event.]

4.           Schedule 1 attached hereto sets forth true and accurate computations of certain covenant ratios in the Agreement.

The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ________, 20__.

A-1

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Compliance as of _________, 20___ with
provisions of Section 6.13 of
the Term Loan Agreement

[INSERT FORMULA FOR CALCULATION]

A-2

EXHIBIT B
FORM OF NOTE

 [Date]

Pepco Holdings, Inc. (“Borrower”) promises to pay to ________________ (“Lender”) the aggregate unpaid principal amount of all Loans made by Lender to Borrower pursuant to the Term Loan Agreement (as defined below), at the main office of JPMorgan Chase Bank, N.A., in New York, New York, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Term Loan Agreement.  Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date.

Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the Loans and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Term Loan Agreement dated as of March 28, 2013 (as further amended or otherwise modified from time to time, the “Term Loan Agreement”), among Borrower, the various financial institutions from time to time made party as Lenders thereto, JPMorgan Chase Bank, N.A., as Agent and a Lender, and The Bank of Nova Scotia, as documentation agent and a Lender, to which Term Loan Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Term Loan Agreement.

All payments hereunder shall be made in lawful money of the United States of America and in immediately available funds.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

PEPCO HOLDINGS, INC.

By:
Name:
Title:

B-1

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO NOTE OF PEPCO HOLDINGS, INC.
DATED ____________________

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

B-2

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment Agreement (this “Assignment Agreement”) between __________________________ (the “Assignor”) and __________________________ (the “Assignee”) is dated as of ____________, 20__.  The parties hereto agree as follows:

1.           PRELIMINARY STATEMENT.  The Assignor is a party to the Term Loan Agreement (as further amended, restated or otherwise modified from time to time, the “Loan Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”).  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.           ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Loan Agreement and the other Loan Documents in the amount and Pro Rata Share specified in Item 2 of Schedule 1 of all outstanding rights and obligations under the Loan Agreement and the other Loan Documents.  The Pro Rata Share of the Assignee and the Assignor, after giving effect to this Assignment Agreement, is set forth in Item 3 of Schedule 1.

3.           EFFECTIVE DATE.  The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 4 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Loan Agreement, are delivered to the Agent.  In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

4.           PAYMENT OBLIGATIONS.  In consideration for the sale and assignment hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee.  On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby.  The Assignee will promptly remit to the Assignor any interest and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor.  In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit such amount to the other party hereto.

5.           RECORDATION FEE.  The [Assignor/Assignee agrees to pay] [Assignor and Assignee each agree to pay one-half of] the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

6.           REPRESENTATIONS OF THE ASSIGNOR: LIMITATIONS ON THE ASSIGNOR’S LIABILITY.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and (iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized.  The parties hereto agree that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, (ii) any representation, warranty or statement made in or in connection with any Loan Document, (iii) the financial condition or creditworthiness of Borrower, (iv) the performance of or compliance with any term or provision of any Loan Document, (v) inspecting any of the property, books or records of Borrower or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loan Documents.

7.           REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE.  The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of all financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) confirms that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s nonperformance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

8.           GOVERNING LAW.  THIS ASSIGNMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

9.           NOTICES.  Notices shall be given under this Assignment Agreement in the manner set forth in the Loan Agreement.  For purposes hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the respective addresses set forth in the attachment to Schedule 1.

10.           COUNTERPARTS: DELIVERY BY FACSIMILE.  This Assignment Agreement may be executed in counterparts.  Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by signing Schedule 1 hereto as of the date first above written.

SCHEDULE 1
to Assignment Agreement

1.	Description and Date of Loan Agreement:

Term Loan Agreement dated as of March 28, 2013, among Pepco Holdings, Inc. (“Borrower”), the various financial institutions from time to time party thereto, JPMorgan Chase Bank, N.A., as Agent and a Lender, and The Bank of Nova Scotia, as documentation agent.

2.	Amount and Pro Rata Share:

a.	Amount of Commitment (or, if the Commitments have terminated, Loans) purchased under Assignment Agreement	$

b.	Pro Rata Share purchased by Assignee under Assignment Agreement*		%

3	Revised Pro Rata Shares:

a.	Assignee’s Pro Rata Share after giving effect to Assignment Agreement*		%

b.	Assignor’s Pro Rata Share after giving effect to Assignment Agreement*		%

4.	Proposed Effective Date:

*Percentage taken to 10 decimal places

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

Consented to:

JPMorgan Chase Bank, N.A.,
[as Agent and a Lender]

By:
Title:

[Consented to:
PEPCO HOLDINGS, INC.

By:
Title:	]

Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

ADMINISTRATIVE INFORMATION SHEET

Attach Assignor’s Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
(Sample form shown below)

ASSIGNOR INFORMATION

Credit Contact:

Name:	Telephone No.:
Fax No.:

Payment Information:

Name & ABA # of Destination Bank:
Account Name & Number for Wire Transfer:
Other Instructions:

Address for Notices for Assignor:

Name:	Telephone No.:

Fax No.:

ASSIGNEE INFORMATION

Credit Contact:

Name:	Telephone No.:
Fax No.:

Operations Contacts:

Booking Installation:
Name:
Telephone No.:
Fax No.:

Payment Information:

Name & ABA # of Destination Bank:
Account Name & Number for Wire Transfer:
Other Instructions:

Address for Notices for Assignee:

Name:	Telephone No.:
Fax No.:

AGENT INFORMATION

Assignee will be called promptly upon receipt of the signed agreement.

Initial Funding Contact:	Subsequent Operations Contact:

Name:	Name:
Telephone No.: (704)	Telephone No.: (704)
Fax No.: (704)	Fax No.: (704)

Agent Telex No.:  _________  (Answerback:  ___________)

Initial Funding Standards:

Eurodollar Loans to fund two days after rates are set.

Agent Wire Instructions:

Ref:

Address for Notices for Agent:	JPMorgan Chase Bank, N.A.

Attention:
Telephone No.:
Telecopy No.:
E-mail:

SCHEDULE 1
COMMITMENTS AND PRO RATA SHARES

Lender	Amount of Commitment	Pro Rata Share

JPMORGAN CHASE BANK, N.A.	$125,000,000.00	50.00000000%
JPMorgan Chase Bank, N.A. 10 South Dearborn, Floor 09 Chicago, IL 60603 Attention: Helen Davis Telephone No.: 312-732-1759 Fax: 312-732-1762 E-mail: helen.d.davis@jpmorgan.com
SCOTIABANK (IRELAND) LIMITED	$62,500,000.00	25.00000000%
For Loans / Payments:
Scotiabank (Ireland) Limited
I.F.S.C. House, CustomHouse Quay
Dublin 1, Ireland
Attention:   Clive Sinnamon
Telephone No.: +353 1 790 2056
Fax: +353 1 670 0684
E-mail: clive.sinnamon@scotiabank.ie

For Credit / Documents:
The Bank of Nova Scotia
40 King Street West, 55th Floor
Toronto, ON M5H 1H1, Canada
Attention:   Vikrant Prakash
Telephone No.: (416) 350-1180
E-mail: vikrant.prakash@scotiabank.com

THE BANK OF NOVA SCOTIA	$62,500,000.00	25.00000000%
For Loans / Payments:
The Bank of Nova Scotia
720 King Street West, 2nd Floor
Toronto, ON M5V 2T3, Canada
Attention:   Vesna Vukelich
Telephone No.: 212-225-5705
Fax: 212-225-5709
E-mail: vesna.vukelich@scotiabank.com

For Credit / Documents:
The Bank of Nova Scotia
40 King Street West, 55th Floor
Toronto, ON M5H 1H1, Canada
Attention:   Vikrant Prakash
Telephone No.: (416) 350-1180
E-mail: vikrant.prakash@scotiabank.com

SCHEDULE 2
SIGNIFICANT SUBSIDIARIES

			Amount of
		Percent	Investment
Name of Company Controlled	Owned By	Ownership	(as of 2/28/13)

Potomac Electric Power Company
(a D.C. and Virginia corporation)	Pepco Holdings, Inc.	100%	$1,658.2

Conectiv, LLC
(a Delaware corporation)	Pepco Holdings, Inc.	100%	$1,891.0

Delmarva Power & Light Company
(a Delaware and Virginia corporation)	Conectiv, LLC	100%	$1,006.2

Atlantic City Electric Company
(a New Jersey corporation)	Conectiv, LLC	100%	$806.3

SCHEDULE 3
LIENS

Incurred By	Owed To(4)	Property Encumbered	Maturity	Amount of Indebtedness
Potomac Electric Power Company	RBS Leasing	Vehicles	Master Agreement	$20,915,855 (1)
Atlantic City Electric Company	RBS Leasing	Vehicles	Master Agreement	$18,080,349 (1)
Delmarva Power & Light Company	RBS Leasing	Vehicles	Master Agreement	$23,085,770 (1)
Potomac Electric Power Company	BOA Leasing	Vehicles, Office Equip., Computers	Master Agreement	$2,385,941(2)
PHI Service Company	BOA Leasing	Office Equip., Computers	Master Agreement	$15,368,586 (2)
Atlantic City Electric Company	BOA Leasing	Vehicles, Office Equip., Computers	Master Agreement	$1,880,323 (2)
Delmarva Power & Light Company	BOA Leasing	Vehicles, Office Equip., Computers	Master Agreement	$4,462,276 (2)
Potomac Electric Power Company (Pepco Energy Services, Inc.)	Hannon Armstrong Pepco Funding Corp.	Contract Payments Receivable	Master Agreement	$166,616 (3)
Potomac Electric Power Company (Pepco Energy Services, Inc.)	Citizen Leasing Corp.	Contract Payments Receivable	Master Agreement	$5,554,504 (3)
Potomac Electric Power Company (Pepco Energy Services, Inc.)	National City Commercial Capital	Contract Payments Receivable	Master Agreement	$7,405,549 (3)

(1)      The amount of this lien fluctuates with the amount of accounts receivable created by this program.  The amount listed is as of December 31, 2012.
(2)      The amount listed is as of February 28, 2013.
(3)      The amount listed is as of March 31, 2013.
(4)      The company has been notified that certain secured parties have assigned a portion of their interest to third parties.

SCHEDULE 4
CONSENT

THIS CONSENT (this “Consent”) is made and entered into as of May 5, 2010 by and among Pepco Holdings, Inc. (“PHI”), Potomac Electric Power Company (“Pepco”), Delmarva Power & Light Company (“DPL”) and Atlantic City Electric Company (“ACE”, and together with PHI, Pepco and DPL, the “Borrowers”), the financial institutions identified on the signature pages hereof, and Wells Fargo Bank, N.A., as successor by merger to Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”).

WHEREAS, certain financial institutions (the “Lenders”) have extended certain credit facilities to the Borrowers pursuant to that certain Amended and Restated Credit Agreement, dated as of May 2, 2007 (as amended or otherwise modified from time to time pursuant to the terms thereof, the “Credit Agreement”), among the Borrowers, the Lenders and the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement;

WHEREAS, PHI wishes to sell or otherwise dispose of all of the assets that for financial reporting purposes are included in PHI’s Conectiv Energy segment (the “Conectiv Energy Segment”) through (i) the sale of Conectiv Energy Holding Company, LLC, an indirect, wholly owned subsidiary of PHI that owns the wholesale power generation operations of PHI’s Conectiv Energy Segment (“CEHC”), pursuant to a Purchase Agreement, dated as of April 20, 2010, by and among PHI, Conectiv, LLC, CEHC and New Development Holdings, LLC (the “Purchase Agreement”); and (ii) the disposition of the balance of the assets of the Conectiv Energy Segment through the liquidation of Conectiv Energy’s energy trading portfolio and all of its other assets (collectively, the “Conectiv Energy Segment Sale”);

WHEREAS, subject to certain exceptions, Section 6.11 of the Credit Agreement prohibits PHI or any of its Subsidiaries from leasing, selling or otherwise disposing of any assets;

WHEREAS, the Credit Agreement contains an exception to the prohibition on asset sales by PHI and its Subsidiaries if the aggregate book value of all assets sold or disposed of in any fiscal year (other than assets sold in the ordinary course of business or pursuant to other exceptions to Section 6.11 of the Credit Agreement) does not exceed a Substantial Portion of the Property of PHI; and

WHEREAS, the aggregate book value of the Conectiv Energy Segment exceeds a Substantial Portion of the Property of PHI and accordingly, the Borrowers have requested that the Required Lenders consent to the Conectiv Energy Segment Sale.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties agree as follows:

1.           Consents. Pursuant to Section 8.2 of the Credit Agreement, the Required Lenders hereby consent to and agree to permit the Conectiv Energy Segment Sale and agree that the Conectiv Energy Segment Sale shall be in addition to, and shall not alter, affect or limit the exceptions set forth in Section 6.11 of the Credit Agreement that permit other sales or dispositions of assets by the Company or any of its Subsidiaries.

2.           Miscellaneous. This Consent is a one-time consent and it does not modify or affect the obligations of the Borrowers to comply fully with all terms, conditions and covenants contained in the Credit Agreement.  Nothing contained in this Consent, except as expressly provided herein, shall be deemed to constitute a waiver of any rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or applicable law.  The Credit Agreement shall remain in full force and effect according to its terms (except as modified by this Consent).  This Consent shall be construed in accordance with the internal laws (including Section 5.1401 of the General Obligations Law, but otherwise without regard to the conflict of laws provisions thereof) of the State of New York, but giving effect to federal laws applicable to national banks.  This Consent shall constitute a Loan Document and may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.  A facsimile, telecopy, or other reproduction of this Consent may be executed by one or more parties hereto, and an executed copy of this Consent may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  This Consent shall become effective upon the Administrative Agent’s receipt of counterparts hereof duly executed by the Required Lenders and the Borrowers.

[Signature pages follow]

ACKNOWLEDGED AND AGREED:

PEPCO HOLDINGS, INC.

	By:	/s/ Anthony J. Kamerick
		Name:	Anthony J. Kamerick
		Title:	Senior Vice President and
Chief Financial Officer

POTOMAC ELECTRIC POWER COMPANY

	By:	/s/ Anthony J. Kamerick
		Name:	Anthony J. Kamerick
		Title:	Senior Vice President and
Chief Financial Officer

DELMARVA POWER & LIGHT COMPANY

	By:	/s/ Anthony J. Kamerick
		Name:	Anthony J. Kamerick
		Title:	Senior Vice President and
Chief Financial Officer

ATLANTIC CITY ELECTRIC COMPANY

	By:	/s/ Kevin M. McGowan
		Name:	Kevin M. McGowan
		Title:	Treasurer

ACKNOWLEDGED AND CONSENTED TO:

WELLS FARGO BANK, N.A., as successor by
merger to WACHOVIA BANK, NATIONAL
ASSOCIATION

	By:	/s/ Allison Newman
		Name:	Allison Newman
		Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO:

CITICORP USA, INC.

	By:	/s/ J. Nicholas Mckee
		Name:	J. Nicholas Mckee
		Title:	Managing Director

ACKNOWLEDGED AND CONSENTED TO:

The Royal Bank of Scotland plc

	By:	/s/ Emily Freedman
		Name:	Emily Freedman
		Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO:

THE BANK OF NOVA SCOTIA

	By:	/s/ Thane Rattew
		Name:	Thane Rattew
		Title:	Managing Director

ACKNOWLEDGED AND CONSENTED TO:

JPMORGAN CHASE BANK, NA.

	By:	/s/ Helen D. Davis
		Name:	Helen D. Davis
		Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO:

KeyBank National Association

	By:	/s/ Sherrie I. Manson
		Name:	Sherrie I. Manson
		Title:	Senior Vice President

ACKNOWLEDGED AND CONSENTED TO:

BANK OF AMERICA, N.A., as successor by
merger to MERRILL LYNCH BANK USA

	By:	/s/ Eric H. Williams
		Name:	Eric H. Williams
		Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO:

BANK OF AMERICA, N.A.

	By:	/s/ Eric H. Williams
		Name:	Eric H. Williams
		Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO:

SUNTRUST BANK

	By:	/s/ Andrew Johnson
		Name:	Andrew Johnson
		Title:	Director

ACKNOWLEDGED AND CONSENTED TO:

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH
(fka, Credit Suisse, Cayman Islands Branch)

	By:	/s/ Mikhail Faybusovich
		Name:	Mikhail Faybusovich
		Title:	Vice President

	By:	/s/ Vipul Dhadda
		Name:	Vipul Dhadda
		Title:	Associate

ACKNOWLEDGED AND CONSENTED TO:

Mizuho Corporate Bank, LTD

	By:	/s/ Leon Mo
		Name:	Leon Mo
		Title:	Authorized Signatory

ACKNOWLEDGED AND CONSENTED TO:

BNY Mellon

	By:	/s/ Richard K. Fronapfel, Jr.
		Name:	Richard K. Fronapfel, Jr.
		Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO:

MORGAN STANLEY BANK, N.A.

	By:	/s/ Ryan Vetsch
		Name:	Ryan Vetsch
		Title:	Authorized Signatory

ACKNOWLEDGED AND CONSENTED TO:

MANUFACTURERS AND TRADERS TRUST
COMPANY

	By:	/s/ Rebecca A. Hancock
		Name:	Rebecca A. Hancock
		Title:	Assistant Vice President

ACKNOWLEDGED AND CONSENTED TO:

THE NORTHERN TRUST COMPANY

	By:	/s/ Chris McKean
		Name:	Chris McKean
		Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO:

PNC Bank, National Association

	By:	/s/ Matthew Sawyer
		Name:	Matthew Sawyer
		Title:	Vice President